Exhibit (b)(iii)

EXECUTION VERSION

BARCLAYS 745 Seventh Avenue New York, New York 10019

CONFIDENTIAL

July 29, 2024

Elk Bidco Limited

c/o Elk Insurance Holdings, LLC

2100 McKinney Ave Suite 1500

Dallas, TX 75201

Attention: Joshua Peck

Project Elk
Facilities Commitment Letter

Ladies and Gentlemen:

Elk Bidco Limited, an exempted company incorporated in Bermuda (the “Company” or “you”), formed at the direction of Sixth Street Partners, LLC (together with any fund, investment vehicle or managed account arrangement established, managed, operated and/or advised by Sixth Street Partners, LLC or any of its affiliates or by any of their respective affiliates, collectively, the “Sponsor”), has advised Barclays Bank PLC (“Barclays”, the “Commitment Party”, “we” or “us”) that it intends to consummate the Acquisition and the other Transactions described in the Transaction Description attached hereto as Exhibit A. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Exhibits hereto. This commitment letter, together with all Exhibits hereto, is referred to as this “Commitment Letter”.

1.             Commitment. In connection with the foregoing, and subject only to the satisfaction or waiver by us of the conditions expressly set forth in Exhibit D to this Commitment Letter, Barclays hereby commits to provide to the Company (a) 100% of the aggregate principal amount of the commitments in respect of the Term Facility on the terms set forth herein and in Exhibit B hereto (and hereby commits to provide additional commitments in respect of the Term Facility in an amount sufficient to fund any OID or upfront fees required due to the exercise of the market flex provisions in the Fee Letter) and (b) 100% of the aggregate principal amount of the commitments in respect of the Backstop Facility on the terms set forth herein and in Exhibit C hereto; provided that the foregoing commitments in respect of the Backstop Facility will be reduced as set forth in Exhibit C hereto under the section titled “Mandatory Commitment Reductions/Prepayments” (and you agree to give us prompt written notice of the occurrence of any such reduction).

In addition, Barclays is pleased to advise you of its agreement to use commercially reasonable efforts to solicit the consents to obtain the Required Consents upon the terms and subject to the conditions set forth in this Commitment Letter. It is understood and agreed that this Commitment Letter shall not constitute a commitment to provide or consent to the Required Consents and that no assurance can be given that the Required Consents will be obtained.

2.             Appointment of Roles. You hereby appoint (a) Barclays to act, and Barclays hereby agrees to act, as lead left arranger and sole bookrunner in respect of each of the Facilities and the Required Consents (in such capacities, the “Arranger”) and (b) Barclays to act, and Barclays hereby agrees to act, as the sole administrative agent and collateral agent for each of the Facilities (in such capacities, the “Administrative Agent”), in each case on the terms set forth in this Commitment Letter and subject only to the satisfaction or waiver of the conditions expressly set forth in Exhibit D to this Commitment Letter.

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It is agreed that no other agents, co-agents, arrangers, co-arrangers, bookrunners, managers or co-managers will be appointed and no other titles will be awarded (in each case, other than pursuant to the Syndication Plan (as defined below)), and no compensation will be paid (other than the compensation expressly contemplated by this Commitment Letter, the Fee Letter (as defined below) or the Syndication Plan), in each case, by the Company or any of its subsidiaries in connection with the Facilities unless the Company and the Arranger shall so agree.

3.             Syndication. The Arranger intends to commence syndication of the Facilities and solicitation of the Required Consents promptly following the public announcement of the Acquisition and your acceptance of the terms of this Commitment Letter and the Fee Letter; provided that we will not commence any syndication of Backstop Facility prior to the date that is 30 days following the Countersign Date (as defined below). Subject to the foregoing sentence, the Arranger will manage and determine, in coordination and consultation with you, all aspects of the syndication of the Facilities and the solicitation of the Required Consents; provided that such syndication (including determinations and timing as to the selection of Lenders and any title of agent or similar designations or roles or compensation awarded to any Lender) shall be subject to your consent (not to be unreasonably withheld or delayed), it being agreed that you consent to the syndication and allocation of commitments and titles under the Facilities to the proposed Lenders as contemplated by the syndication plan (the “Syndication Plan”) for the Facilities agreed to by the Arranger and the Company on or prior to the date hereof, as it may be amended after the date hereof as agreed in writing by the Arranger and the Company; provided, further, that we will not syndicate to (a) persons that are reasonably determined by you or the Sponsor to be competitors of you, the Target or your respective subsidiaries and, in each case, that you have identified, by name, in writing to the Commitment Party from time to time after the date hereof and prior to the Closing Date or to the Administrative Agent from time to time after the Closing Date, (b) persons identified to the Arranger by you or the Sponsor in writing at any time prior to the date hereof or, to the extent clause (b) of the market flex provisions in the Fee Letter is exercised, prior to the launch of general syndication for the Term Loan Facility (or, in each case, at any time thereafter, subject to the consent of the Arranger (or, after the Closing Date, the Administrative Agent) (each such consent not to be unreasonably withheld or delayed)), (c) affiliates of any person described in clauses (a) and (b) above (other than bona fide debt fund affiliates) if such affiliates are identified, by name, by you in writing to the Commitment Party from time to time after the date hereof and prior to the Closing Date or to the Administrative Agent from time to time after the Closing Date or are otherwise clearly identifiable as an affiliate of such person based solely by similarity of such affiliate’s name to the name of such person, and (d) Excluded Affiliates (as defined below) (collectively, the “Disqualified Lenders”), it being understood and agreed that (i) the foregoing provisions shall not apply retroactively to any person if such person shall have previously acquired an assignment or participation interest (or shall have previously entered into a trade therefor) prior thereto, but shall disqualify such person from taking any further assignment or participation thereafter, (ii) each written supplement shall become effective the next business day after delivery thereof to the Commitment Party or the Administrative Agent, as applicable and (iii) the list of Disqualified Lenders may not be provided (verbally or in writing) to any person, but the Administrative Agent shall be permitted to, upon inquiry by any Lender to the Administrative Agent as to whether a specified potential assignee or participant is on the list of Disqualified Lenders, disclose to such Lender whether such specific potential assignee or participant is on the list of Disqualified Lenders, subject to customary confidentiality requirements. Any Lender that is selected in accordance with the foregoing provisions is referred to as a “Permitted Lender”, it being understood that no Disqualified Lender may be a Permitted Lender. In connection with the syndication of the Facilities, the Company agrees, at the written request of the Arranger, to enter into one or more customary joinder agreements to this Commitment Letter (collectively, the “Joinder Documentation”) reasonably acceptable to the Arranger and the Company, in each case, pursuant to which any Permitted Lender may become a party hereto, severally (and not jointly) as an additional Commitment Party) and extend commitments in respect of the Facilities directly to the Company, which may contain provisions determined by the Arranger (subject to your consent; it being agreed that you consent to the syndication and allocation of commitments, titles and fees under the Facilities to the proposed Lenders as contemplated by the Syndication Plan) in accordance with the syndication provisions set forth above with respect to the allocation of titles and roles, the allocation among such Permitted Lenders of commitments under the Facilities and the allocation to such Permitted Lender of certain fees provided for in the Fee Letter (but which will not add any new conditions or expand any existing condition to the availability of the Facilities, change the amount or terms of the Facilities or increase the aggregate compensation payable by the Company in connection therewith as set forth in this Commitment Letter and in the Fee Letter or make any other changes hereto which are adverse to the Company in any respect which are not expressly contemplated above). The commitment of Barclays hereunder with respect to the Facilities shall be reduced dollar-for-dollar and, to the extent of such reduction and subject to the final paragraph of this Section 3, Barclays shall be released from its obligations solely with respect thereto (it being understood that the remaining commitment of Barclays shall continue in full force and effect), as and when commitments in respect of the Facilities are received from any Permitted Lender upon such Permitted Lender becoming a party to this Commitment Letter pursuant to the Joinder Documentation. The commitments and other obligations of Barclays and any Permitted Lender that becomes a party hereto are and shall be several and not joint.

Until the earlier of (a) the date on which a Successful Syndication is achieved and (b) 45 days after the Closing Date (such earlier date, the “Syndication Date”), you agree to actively assist, and to use commercially reasonable efforts (to the extent not impractical and not in contravention of the Acquisition Agreement) to cause the Target and the Acquired Business to actively assist, the Arranger in completing the syndication of the Facilities and the solicitation of the Required Consents, in each case, reasonably satisfactory to the Arranger and to you. Such assistance shall include (i) your using commercially reasonable efforts to ensure that arrangement and syndication efforts benefit from your, your subsidiaries’ and the Sponsor’s existing relationships with banks and other financial institutions, (ii) a reasonable amount of direct contact (which may be virtual), in all such cases at times and places mutually agreed upon, between your senior management, representatives and advisors, on the one hand, and the prospective Lenders, on the other hand, including the hosting, with the Arranger, of one or, if determined reasonably necessary, more meetings (which may be virtual) of or conference calls with the prospective Lenders at reasonable times and at reasonable locations to be mutually agreed upon and upon reasonable advance notice, (iii) your assistance in the preparation of a customary confidential information memorandum (the “Confidential Information Memorandum”) and other customary marketing materials (including a customary lender presentation) to be used in connection with the syndication of the Facilities and/or the Required Consents in form and substance customary for transactions of this type and otherwise reasonably satisfactory to the Commitment Party and to you (collectively, the “Information Materials”) and (iv) solely to the extent applicable following the exercise of clause (b) of the market flex provisions in the Fee Letter, if reasonably requested by the Arranger, using commercially reasonable efforts to obtain, as promptly as practicable after such request, public corporate ratings (but no specific rating) of the Company and public ratings (but no specific rating) of the Company’s senior secured, non-credit enhanced long-term indebtedness for borrowed money from two of the following three ratings agencies: Moody’s Investor Services, Inc. (“Moody’s”), S&P Global Ratings, a division of S&P Global Inc. (“S&P”) and Fitch Ratings, Inc. (“Fitch”), in each case taking into account the Transactions. In addition, you agree, prior to the Syndication Date, promptly to prepare and provide, and to use your commercially reasonable efforts (to the extent not impractical and not in contravention of the Acquisition Agreement) to cause the Target and the Acquired Business promptly to prepare and provide, to the Arranger all customary financial and other information with respect to the Company, its subsidiaries, the Acquired Business and the transactions contemplated hereby, including all financial projections, estimates and forecasts and other forward-looking information (the “Projections”), as the Arranger may reasonably request in connection with the syndication of the Facilities and/or the solicitation of the Required Consents. It is also understood that, without limiting your representation and warranty set forth in Section 4 hereof, the Company, the Target and the Acquired Business will not be required to provide any information to the extent that the provision thereof would, in such person’s good faith judgment, violate (A) any attorney-client privilege (or result in the loss thereof),

(B) any law, rule or regulation applicable to the Company, the Target or their respective subsidiaries or (C) any obligation of confidentiality to a third party binding on the Company, the Target or their respective subsidiaries (so long as such confidentiality obligation was not entered into in contemplation of the Transactions); provided that, to extent practicable and without the loss of such privilege, violation of such law, rule or regulation or violation of such confidentiality obligation, you agree to provide us with notice of the existence of any such information that is being withheld. You hereby authorize us to download copies of your trademark logos from your website and to post copies thereof and any Information Materials to a deal site on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other appropriate electronic platform chosen by the Arranger to be its electronic transmission system (an “Electronic Platform”) established by the Arranger to syndicate the Facilities and/or solicit the Required Consents, and to use your trademark logos on the Confidential Information Memorandum and other Information Materials or in any advertisements that we may place after the Closing Date in financial and other newspapers, journals, the internet or otherwise, at our own expense, describing our services to you hereunder, in each case, that are provided to you for prior review and to which you consent in writing (such consent not to be unreasonably withheld or delayed). The parties hereto agree to negotiate the Facilities Documentation in good faith (initial drafts of which shall be prepared by counsel to the Company) so that it is finalized on or prior to the Closing Date, subject to the Limited Conditionality Provision.

You acknowledge that certain prospective Lenders (such Lenders, “Public Lenders”; all other prospective Lenders, “Private Lenders”) may have personnel who do not wish to receive Private Lender Information (as defined below). You agree, at the request of the Arranger, to assist (and to use commercially reasonable efforts, to the extent not impractical and not in contravention of the Acquisition Agreement, to cause the Target and the Acquired Business to assist) in the preparation of a version of the Information Materials consisting exclusively of information and documentation that is either (a) publicly available or (b) not material (although it may be confidential, sensitive and proprietary) with respect to the Company, the Target or their respective subsidiaries, or any securities of any of the foregoing, for purposes of United States Federal and state securities laws (all such information and documentation being “Public Lender Information”; and any information and documentation that is not Public Lender Information is referred to herein as “Private Lender Information”). Before distribution of any Information Materials, to the extent requested by Arranger, you agree to execute and deliver (and/or cause the Target to execute and deliver) to the Arranger a customary authorization letter in which you (and/or the Target) authorize distribution of the Information Materials to the prospective Lenders, which shall include a customary representation by you (and/or the Target) as to the accuracy of the Information Materials and, in the case of Information Materials intended to contain solely Public Lender Information, a representation that such Information Materials do not contain any Private Lender Information (provided that, in the case of any authorization letter delivered by the Company, such representations may have a knowledge qualifier with respect to the Acquired Business; provided further, that if such authorization letter delivered by the Company contains a knowledge qualifier with respect to the Acquired Business, then an additional authorization letter shall be delivered by the Acquired Business with respect to itself, and such authorization letter shall not contain any such knowledge qualifier). You further agree that each document to be disseminated by the Arranger to any prospective Lender in connection with the Facilities will, at the request of the Arranger, be identified by you as either (i) containing Private Lender Information or (ii) containing solely Public Lender Information. You acknowledge that the following documents may be distributed to Public Lenders, unless you notify the Arranger promptly (including by e-mail) within a reasonable period of time prior to the intended distribution that any such document contains Private Lender Information (provided that each such document has been provided to you for review a reasonable period of time prior thereto): (A) drafts and final definitive documentation with respect to the Facilities (the “Facilities Documentation”), (B) administrative materials prepared by any of the Arranger or the Administrative Agent for the prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda) and (C) notification of changes in the terms of the Facilities.

To ensure an orderly and successful syndication of the Facilities, prior to the Syndication Date, the Company and its subsidiaries will not, and the Company will use commercially reasonable efforts (to the extent not in contravention of the Acquisition Agreement) to ensure that the Acquired Business does not, in each case, without the prior written consent of the Arranger (such consent not to be unreasonably withheld, conditioned or delayed), syndicate or issue, or announce the syndication or issuance of, any debt facility or any debt security of the Company, its subsidiaries or the Acquired Business (but permitting any renewals, refinancings or extensions of any existing debt facility or debt security; provided that (i) the principal amount thereof is not increased (other than in respect of accrued interest, fees, premiums (if any) and penalties thereon and fees and expenses associated therewith, plus an amount equal to any existing commitments unutilized thereunder) and (ii) if any such renewal, refinancing or extension is syndicated, you will use commercially reasonable efforts (to the extent not in contravention of the Acquisition Agreement) to ensure that such syndication shall be in reasonable consultation with the Arranger), in each case, that would reasonably be expected to materially and adversely impair the general syndication of the Facilities other than (a) the Facilities and the Required Consents, (b) revolving credit borrowings and issuances of letters of credit under the Existing Credit Agreement and the Existing LC Facilities, provided that the aggregate amount of commitments or indebtedness thereunder does not exceed the committed amount thereof as of the date of the Commitment Letter, (c) reimbursement obligations and other indebtedness owing under the Existing Letters of Credit, (d) intercompany indebtedness among the Target and/or its subsidiaries, (e) capital leases, letters of credit, bank guarantees, bilateral working capital facilities, commercial paper issuances, capex financings, securitization transactions, purchase money and equipment financings or other similar obligations, in each case, incurred in the ordinary course of business, and (f) any other indebtedness of the Acquired Business permitted to be incurred by the Acquired Business after the date of the Commitment Letter but prior to the Closing Date, or permitted to remain outstanding on the Closing Date, in each case, under the Acquisition Agreement.

Notwithstanding anything to the contrary contained in this Commitment Letter, (a) without limiting the conditions expressly set forth in Exhibit D to this Commitment Letter or your obligations to assist with syndication efforts as set forth herein, it is understood that the Commitment Party’s commitment hereunder is not subject to or conditioned upon syndication (or your assistance with respect to such syndication) of, or receipt of commitments in respect of, the Facilities, and that none of the commencement or completion of the syndication of the Facilities nor the obtaining of ratings as set forth above shall constitute a condition to the availability or funding of the Facilities on the Closing Date and (b) notwithstanding our right to syndicate the Facilities and to receive commitments with respect thereto, except (i) in respect of assignments of all or any portion of the Commitment Party’s commitment hereunder in respect of the Facilities to a Permitted Lender that (1) is set forth in the Syndication Plan or that has otherwise been agreed to by the Company and the Arranger in writing (including by email) to be a prospective Lender, and (2) becomes a party hereto pursuant to the applicable Joinder Documentation (any person satisfying the requirements of clause (1) and (2) above being referred to as a “Specified Permitted Lender”) and (ii) in respect of assignments between the Commitment Party and its affiliates as expressly provided in Section 9 hereof, (x) the Commitment Party shall not be relieved, released or novated from its commitment hereunder (including its obligation to provide the Facilities on the Closing Date) in connection with the syndication of the Facilities until after the provision of the Facilities on the Closing Date has occurred, (y) no assignment or novation in connection with the syndication of the Facilities shall become effective (as between the Company and the Commitment Party) with respect to all or any portion of the Commitment Party’s commitment hereunder until after the provision of the Facilities on the Closing Date has occurred and (z) unless otherwise agreed to in writing by the Company (in its sole discretion), the Commitment Party shall retain control over all of its rights and obligations with respect to its commitment hereunder, including all rights with respect to consents, modifications, waivers and amendments hereof, until after the provision of the Facilities on the Closing Date has occurred.

4.             Information. You hereby represent and warrant that (a) all written information, (such information, other than the Projections and other forward-looking information and other than information of a general economic or industry-specific nature (the “Information”)), that has been or will be made available to the Commitment Party by or on behalf of you or any of your subsidiaries in connection with the transactions contemplated hereunder, does not or will not, at the time furnished, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (in each case, after giving effect to all supplements and updates provided thereto); provided that, prior to the consummation of the Acquisition, with respect to any Information regarding the Target or the Acquired Business, the foregoing representation and warranty is made only to your knowledge; and (b) the Projections or other forward-looking information that has been or will be furnished to the Commitment Party by or on behalf of you or your subsidiaries in connection with the transactions contemplated hereunder have been or will be prepared in good faith based upon assumptions that you believe to be reasonable at the time made and at the time the related Projections or other forward-looking information are so furnished (it being understood that the Projections and other forward-looking information are as to future events and are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are out of your control, that no assurance can be given that any particular projections will be realized, that the Projections or other forward-looking information is not a guarantee of financial performance and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material). You agree that if, at any time prior to the later of the Closing Date and the Syndication Date, the representation and warranty in the preceding sentence would be incorrect in any material respect (to your knowledge insofar as it applies to the information regarding prior to the consummation of the Acquisition, the Acquired Business) if the Information or the Projections were being furnished at such time and such representation and warranty were being made at such time, then you will use your commercially reasonable efforts to promptly notify us and supplement (or, prior to the consummation of the Acquisition, with respect to information regarding the Acquired Business use commercially reasonably efforts (to the extent not impractical and not in contravention of the Acquisition Agreement) to cause the Target and the Acquired Business to supplement) the Information, the Projections or other forward-looking statements so that such representation and warranty shall be true and correct in all material respects (to your knowledge insofar as it applies to the information regarding prior to the consummation of the Acquisition, the Acquired Business). In structuring, syndicating and arranging the Facilities and soliciting the Required Consents, we will be entitled to use and rely on the Information and the Projections without independent verification thereof, and you acknowledge and agree that we will have no obligation to conduct any independent evaluation or appraisal of your or your subsidiaries’ assets or liabilities or the assets or liabilities of the Acquired Business or any other person or to advise or opine on any solvency issues. Notwithstanding the foregoing, it is understood that the Commitment Party’s commitment hereunder is not subject to or conditioned upon the accuracy of the representation and warranty set forth in this Section 4, and the accuracy of such representation and warranty does not constitute a condition to the availability of the Facilities on the Closing Date

5.             Fees. As consideration for the Commitment Party’s commitment hereunder and the Arranger’s agreement to perform the services described herein, you agree to pay the fees set forth in this Commitment Letter and in the fee letter dated the date hereof (the “Fee Letter”), between Barclays and you, as and when provided therein.

6.             Conditions Precedent. The Commitment Party’s commitment hereunder and agreements to perform the services described herein are subject solely to the satisfaction or waiver of the conditions expressly set forth in Exhibit D hereto, it being understood and agreed that there are no conditions (implied or otherwise) to the Commitment Party’s commitment hereunder and there will be no conditions (implied or otherwise) under the Facilities Documentation to the availability of the Facilities on the Closing Date (including compliance with the other terms of this Commitment Letter, the Fee Letter, the

Backstop Credit Agreement or the Term Credit Agreement or the accuracy of representations and warranties set forth herein or therein) other than those that are expressly set forth in Exhibit D hereto (and upon satisfaction or waiver of such conditions, the funding under the Term Facility and the availability of the Backstop Facility on the Closing Date shall occur).

7.             Limitation of Liability; Indemnification; Expenses. It is agreed that (a) in no event shall the Commitment Party or any of its affiliates or any of the respective officers, directors, members, employees, agents, advisors, controlling persons and representatives of the foregoing (collectively, the “Arranger-Related Persons”) or the Company, the Sponsor, the Target or any of their respective affiliates or any of the respective officers, directors, members, employees, agents, advisors, controlling persons and representatives of the foregoing (collectively, the “Company Related Persons”), in each case, have any Liabilities (as defined below), on any theory of liability, for any special, indirect, consequential or punitive damages , in each case, arising out of, in connection with or as a result of this Commitment Letter, the Fee Letter, the Facilities, the Required Consents, the Term Credit Agreement, the Backstop Credit Agreement, the transactions contemplated hereby or thereby or any related transactions or its activities related to any of the foregoing, provided that the foregoing shall not limit the Company’s or any of its affiliates’ indemnity and reimbursement obligations set forth in this Commitment Letter, the Term Credit Agreement, the Backstop Credit Agreement or in any other written agreements to which the Company or any such affiliate is a party, and (b) no Arranger-Related Person shall have any Liabilities, on any theory of liability, arising from, or be responsible for, any damages arising from the use or misuse by others of any Information Materials or other materials (including any personal data) obtained through electronic telecommunications or other information transmission systems (including an Electronic Platform or otherwise via the internet), except to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the bad faith, gross negligence or willful misconduct of the Commitment Party or its Related Arranger Parties (as defined below) or (ii) a material breach by the Commitment Party or its Related Arranger Parties of its obligations under this Commitment Letter. You and we agree, to the extent permitted by applicable law, to not assert any claims against any Arranger-Related Person or any Company Related Person, as applicable, inconsistent with the foregoing. As used herein, the term “Liabilities” shall mean any losses, claims (including intraparty claims), demands, damages or liabilities of any kind; and the term “Related Arranger Party” means, with respect to any specified person, (i) any controlling person or controlled affiliate of such specified person, (ii) the respective officers, directors and employees of such specified person or any of its controlling persons or controlled affiliates and (iii) the respective agents of such specified person or any of its controlling persons or controlled affiliates, in the case of this clause (iii), acting at the instructions of such specified person or such controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this definition pertains to a controlled affiliate or controlling person involved in the negotiation or syndication of this Commitment Letter and the Facilities.

You agree (a) to indemnify and hold harmless the Commitment Party and its affiliates and the respective officers, directors, members, employees, agents, advisors, controlling persons and representatives of the foregoing (collectively, the “indemnified persons”) from and against any and all Liabilities and reasonable and documented out-of-pocket expenses, joint or several, to which any indemnified person may become subject arising out of, in connection with or as a result of this Commitment Letter, the Fee Letter, the Facilities, the use of the proceeds thereof, the Term Credit Agreement, the Backstop Credit Agreement, the Required Consents, the transactions contemplated hereby or thereby or any related transaction or any actual or prospective claim, litigation, investigation, arbitration, administrative or regulatory action or proceeding relating to any of the foregoing (including in respect to enforcing the terms of this Section 7) (each, a “Proceeding”), regardless of whether commenced by the Company, the Target, any of their respective affiliates or any other person, of whether any indemnified person is a party thereto and of whether based in contract, tort or any other theory, and to reimburse each indemnified person within 30 days of written demand for any reasonable and documented out-of-pocket legal or other expenses incurred in connection with investigating or defending any of the foregoing (which legal expenses shall be limited to one firm of counsel for all the indemnified persons, taken as a whole, and, if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all the indemnified persons, taken as a whole, and, solely in the case of an actual or perceived conflict of interest, one additional firm of counsel (and, if reasonably necessary, one additional firm of local counsel in each appropriate jurisdiction) to the affected indemnified persons that are similarly situated, taken as a whole); provided that the foregoing indemnity and expense reimbursement will not, as to any indemnified person, apply to any Liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the bad faith, gross negligence or willful misconduct of such indemnified person or its Related Arranger Parties in performing the services that are the subject hereof or (ii) a material breach of the obligations of such indemnified person or its Related Arranger Parties under this Commitment Letter, the Term Credit Agreement or the Backstop Credit Agreement; provided further that the foregoing indemnity will not apply to any Proceeding solely between or among indemnified persons (other than any Proceeding against any indemnified person in its capacity as the administrative agent, any other agent, an arranger, a bookrunner or similar role (in each case, acting in its capacity as, or fulfilling its role as, such)) not arising from any act or omission by the Company or any of its affiliates; and (b) solely to the extent the Acquisition Closing Date (as defined below) occurs, to reimburse the Commitment Party and its affiliates for all reasonable and documented out-of-pocket expenses (including, without limitation, due diligence expenses, syndication expenses and reasonable and documented fees, charges and disbursements of counsel (other than any allocated costs of in-house counsel and limited to one firm of counsel to the Commitment Party and the Administrative Agent in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such persons taken as a whole and, solely in the case of an actual or perceived conflict of interest, one additional firm of counsel (and, if reasonably necessary, one additional firm of local counsel in each appropriate jurisdiction) to such affected persons that are similarly situated, taken as a whole) incurred in connection with the Facilities and/or the Required Consents and any related documentation (including the preparation of this Commitment Letter, the Fee Letter, the Term Credit Agreement and the Backstop Credit Agreement) or the administration, amendment, modification or waiver thereof.

You shall not be liable for any settlement of any Proceeding effected without your prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with your prior written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such Proceeding, you agree to indemnify and hold harmless each indemnified person from and against any and all actual losses, claims, damages, liabilities and reasonable and documented legal or other out-of-pocket expenses incurred or paid by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions herein.

You shall not, without the prior written consent of the Commitment Party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any Proceedings in respect of which indemnity has been or could have been sought hereunder by any indemnified person unless such settlement (a) includes an unconditional release of such indemnified person in form and substance reasonably satisfactory to the Commitment Party from all Liability on claims that are the subject matter of such Proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person or any injunctive relief or other non-monetary remedy. You acknowledge that any failure to comply with your obligations under the preceding sentence may cause irreparable harm to the Commitment Party and the other indemnified persons.

8.             Absence of Fiduciary Relationship; Sharing Information; Affiliate Activities. You acknowledge that we and our affiliates may be providing debt financing, equity capital or other services (including, without limitation, financial advisory services) to other persons that have or may have interests conflicting with your interests with respect to the transactions described herein and otherwise. We will not use confidential information obtained from you or your subsidiaries in the course of the transactions contemplated hereby (and not otherwise in our or any of our affiliates’ possession or publicly available) in connection with the performance by us of services for other companies, and we will not furnish any such information to other companies in the course of performing such services. You also acknowledge that we have no obligation to use in connection with the transactions contemplated hereby, or furnish to you, confidential information obtained by us or any of our affiliates from other persons.

You agree that the Commitment Party and any of its affiliates through which it will be acting will act under this Commitment Letter as independent contractors and that nothing in this Commitment Letter will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Commitment Party or any of its affiliates, on the one hand, and you, your affiliates or your or their equity holders, on the other hand. You acknowledge and agree that (a) the transactions contemplated by this Commitment Letter are arm’s-length commercial transactions between the Commitment Party and, if applicable, its affiliates, on the one hand, and you, on the other, (b) in connection therewith and with the process leading to such transaction, the Commitment Party and, if applicable, its affiliates are acting solely as a principal and have not been, are not and will not be acting as an advisor, agent or fiduciary of you, your affiliates or your or their management or equityholders or any other person and (c) with respect to the transactions contemplated hereby or the process leading thereto, the Commitment Party and, if applicable, its affiliates has not assumed (i) an advisory or fiduciary responsibility in favor of you or your affiliates (irrespective of whether the Commitment Party or any of its affiliates has advised or is currently advising you or your affiliates on other matters (which, for the avoidance of doubt, includes acting as a financial advisor to the Company or any of its affiliates in respect of any transaction related hereto)) or (ii) any other obligation except the obligations expressly set forth in this Commitment Letter. You further acknowledge and agree that (A) you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto, (B) you are capable of evaluating and understand and accept the terms, risks and conditions of the transactions contemplated hereby, and the Commitment Party and its affiliates shall have no responsibility or liability to you with respect thereto, and (C) the Commitment Party and its affiliates are not advising you as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction, and you shall consult with your own advisors concerning such matters and you shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby. Any review by the Commitment Party or any of its affiliates of the Company, its subsidiaries, the Acquired Business, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Commitment Party and shall not be on behalf of the Company. The Company agrees that it will not claim that the Commitment Party or any of its affiliates has rendered any advisory services, or assert any claim against the Commitment Party or any of its affiliates based on an alleged breach of fiduciary duty by the Commitment Party or any of its affiliates in connection with this Commitment Letter and the transactions contemplated hereby or assert any claim based on any actual or potential conflict of interest that might be asserted to arise or result from the engagement of the Commitment Party or any of its affiliates acting as a financial advisor to the Company or any of its affiliates, on the one hand, and the engagement of the Commitment Party hereunder and the transactions contemplated hereby, on the other hand.

You further agree that the Commitment Party, together with its affiliates, is a full service securities firm engaged in securities trading and brokerage activities as well as in providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own account and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you and your subsidiaries and other companies with which you or your subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any of us, any of our respective affiliates or any of our or their customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, please note that Barclays Capital Inc. has been retained by you as a financial advisor (in such capacity, the “Financial Advisor”) to you or one of your affiliates in connection with the Acquisition. You agree to such retention, and further agree not to assert any claim you might allege based on any actual or potential conflicts of interest that might be asserted to arise or result from, on the one hand, the engagement of the Financial Advisor, and on the other hand, our and our affiliates’ relationships with you as described and referred to herein.

9.             Assignments; Amendments; Governing Law, Waiver of Jury Trial. No party to this Commitment Letter may assign this Commitment Letter or any commitments or agreements hereunder to any other person without the prior written consent of each other party hereto (and any purported assignment without such consent will be null and void); provided that (a) the Commitment Party may assign its commitment hereunder in respect of the Facilities and its agreements hereunder, in whole or in part, (i) to any of its affiliates of similar creditworthiness, provided that the Commitment Party shall not be released from the portion of its commitment hereunder so assigned to the extent such affiliate fails to fund the portion of the commitment assigned to it on the Closing Date notwithstanding the satisfaction or waiver of the conditions to funding set forth in Exhibit D hereto, and (ii) to any Permitted Lender that becomes party to this Commitment Letter pursuant to the Joinder Documentation as provided for in Section 3 above, and upon any such assignment, the Commitment Party will (in the case of this clause (ii), only to the extent consistent with the last paragraph of Section 3 above) be released solely from that portion of its commitment and agreements that has been so assigned, and (b) the Commitment Party’s agreements hereunder (other than the funding of its commitments) may be performed by or through its affiliates.

This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Commitment Letter, the Fee Letter and/or any document to be signed in connection with this letter agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. This Commitment Letter and the Fee Letter are the only agreements that have been entered into by the parties hereto with respect to the Facilities and the Required Consents and set forth the entire understanding of the parties hereto with respect to thereto. This Commitment Letter is intended to be solely for the benefit of the parties hereto (and the Arranger-Related Persons and the indemnified persons), and is not intended to confer any benefits upon, or create any rights in favor of or be enforceable by or at the request of, any person other than the parties hereto (and the Arranger-Related Persons and the indemnified persons). Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

This Commitment Letter and the Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York; provided that (a) the interpretation of the definition of “Company Material Adverse Effect” (as defined in Exhibit D hereto) and whether or not a “Company Material Adverse Effect” exists or has occurred, (b) the determination of the accuracy of any Acquisition Agreement Representations (as defined in Exhibit D hereto) and whether as a result of any inaccuracy of such representations and warranties the Company (or any of its affiliates) has the right to terminate its (or its affiliate’s) obligations under the Acquisition Agreement or the right to elect not to consummate the Acquisition and (c) the determination of whether the Acquisition has been consummated pursuant to, and in all material respects in accordance with, the terms of the Acquisition Agreement, in each case, will be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware or any other jurisdiction.

Each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of any state or Federal court sitting in the City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter, the performance of commitments and agreements hereunder or thereunder or the transactions contemplated hereby, and agrees, for itself and its affiliates, that any such suit, action or proceeding brought by it or any of its affiliates will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City of New York, Borough of Manhattan. Each of the parties hereto agrees that service of any process, summons, notice or document by registered mail addressed to it at its address set forth above shall be effective service of process for any such suit, action or proceeding brought in any such court. Each of the parties hereto irrevocably and unconditionally waives to the extent permitted by applicable law any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any inconvenient forum. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon judgment. You and we irrevocably agree to the extent permitted by applicable law to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party arising out of or relating to this Commitment Letter, the Fee Letter, the performance of commitments or agreements hereunder or thereunder or the transactions contemplated hereby.

The Company hereby (i) irrevocably appoints Elk Insurance Holdings, LLC, having an address at 2100 McKinney Ave Suite 1500, Dallas, TX 75201, as its agent for receipt of service of process in connection with any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter, the performance of commitments and agreements hereunder or thereunder or the transactions contemplated hereby and (ii) confirms that Elk Insurance Holdings, LLC has agreed to such irrevocable appointment for the benefit of the Commitment Party.

Each of the parties hereto agrees that (i) this Commitment Letter is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Facilities Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the funding of the Facilities is subject only to the conditions precedent as provided herein and (ii) the Fee Letter is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) of the parties thereto with respect to the subject matter set forth therein.

10.             Confidentiality. You agree that you will not disclose, directly or indirectly, this Commitment Letter, the Fee Letter, the contents of any of the foregoing or our activities pursuant hereto or thereto to any person without our prior written approval (such approval not to be unreasonably withheld, conditioned or delayed), except (a) on a confidential and need-to-know basis to the Investors and to your and any of the Investors’ affiliates and your and their respective officers, directors, members, employees, agents, accountants, attorneys and other professional advisors, experts and representatives (collectively, with respect to any person, such person’s “Representatives”), who have been advised of the confidential nature of such information, (b) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities, in each case based on the reasonable advice of your legal counsel (in which case you agree, to the extent permitted by law and practicable, to inform us promptly thereof), (c) in the case of this Commitment Letter, the Fee Letter and their contents (provided that the amounts and timing of fees and the economic terms of the market flex provisions set forth in the Fee Letter are redacted in a customary manner), to the Target, its subsidiaries and its and their respective officers, directors, employees, agents, attorneys, accountants, advisors and controlling persons and its Representatives, who have been advised of the confidential nature of such information, on a confidential and need-to-know basis, (d) in the case of this Commitment Letter and its contents, (i) in any syndication or offering or marketing materials in connection with the Facilities and/or the Required Consents (including the Information Materials and disclosure of the information in the Exhibits hereto to prospective lenders in connection with syndication of the Facilities and/or solicitation of the Required Consents) or (ii) to the extent you reasonably determine that such disclosure is customary or advisable to comply with your obligations under securities and other applicable laws, in any public filing in connection with the Transactions or the financing thereof, (e) in the case of the aggregate fee amounts contained in the Fee Letter, as part of projections, pro forma information or generic disclosure of aggregate sources and uses related to the Transactions (but without disclosing any specified fees or any other economic term set forth in the Fee Letter), in each case, to the extent customary or required in any offering or marketing materials or in any public filing relating to the Transactions or any governmental authority in connection with, or relating to, the Transactions (and only to the extent aggregated with all other fees and expenses of the Transactions and not presented as an individual line item unless required by applicable law, rule or regulation), (f) to the extent such information becomes publicly available other than by reason of disclosure by you or your Representatives in violation of this paragraph, (g) the information contained in the Exhibits hereto, to Moody’s, S&P and Fitch, on a confidential basis in connection with obtaining ratings for the Company, the Term Facility and/or the Backstop Facility, (h) you may disclose the Fee Letter and the contents thereof to any prospective equity investor and their respective officers, directors, employees, attorneys, accountants and advisors, in each case on a confidential basis and (i) as reasonably necessary in connection with the exercise of remedies with respect to, or the enforcement of your rights under, this Commitment Letter or the Fee Letter in any litigation or arbitration action or other Proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or other Proceeding. The confidentiality provisions set forth in this paragraph shall survive the termination of this Commitment Letter and (other than your obligations with respect to the Fee Letter) expire and shall be of no further effect after the second anniversary of the date hereof.

We shall use all confidential information provided to us by or on behalf of you hereunder solely for the purpose of providing the services that are the subject of this Commitment Letter (or other services by us or our affiliates to you and your affiliates) and otherwise in connection with the Transactions and shall treat confidentially all such information, except in each case for information that was or becomes publicly available other than by reason of disclosure by us in violation of this paragraph or was or becomes available to us or any of our affiliates from a third party that is not subject to a confidentiality obligation to you, the Sponsor, the Target or any or your or their respective subsidiaries or affiliates or to the extent such information is independently developed by us or our affiliates; provided, however, that nothing herein shall prevent us from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process based on the reasonable advice of counsel (in which case we agree, to the extent permitted by law, rule or regulation and practicable, to inform you promptly thereof (except with respect to any audit or examination conducted by, bank accountants or any self-regulatory authority or governmental regulatory authority exercising examination or regulatory authority)), (b) upon

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the request or demand of any regulatory authority or self-regulatory authority having or claiming to have jurisdiction over us or our affiliates (including, without limitation, in the course of inspections, examinations or inquiries by federal or state government agencies, regulatory agencies, self-regulatory agencies and rating agencies), in which case we agree (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent permitted by law and practicable, to inform you promptly thereof, (c) on a confidential and need-to-know basis to our affiliates, and our and our affiliates’ Representatives who have been advised of the confidential nature of such information and either are subject to customary confidentiality obligations of employment or professional practice or have agreed to treat such information confidentially in accordance with the terms of this paragraph (or provisions substantially similar to this paragraph) (with the Commitment Party being responsible for any such of our affiliate’s compliance with this clause (c); provided, that no disclosure will be made by the Commitment Party, any of its affiliates or any of its or their respective officers, directors, partners, employees, legal counsel, independent auditors and other experts or agents pursuant to this clause (c) to any affiliates that are engaged as principals primarily in private equity, mezzanine financing or venture capital (each a “Private Equity Affiliate”) or to any employees engaged directly or indirectly in the sale of the Target as representatives of the Target (other than, in each case, such persons engaged by you or your affiliates as part of the Acquisition) (each, a “Sell Side Affiliate” and, together with the Private Equity Affiliates, other than a limited number of senior employees who are required, in accordance with industry regulations or such Commitment Party’s internal policies and procedures to act in a supervisory capacity and such Commitment Party’s internal legal, compliance, risk management, credit or investment committee members, the “Excluded Affiliates”), (d) for purposes of establishing a “due diligence” defense, or in connection with the exercise of any remedies hereunder or under the Fee Letter or any suit, action or proceeding relating to this Commitment Letter or the Fee Letter, (e) to potential or prospective lenders or other investors, participants or assignees and any direct or indirect contractual counterparties to any swap or derivative transaction relating to the Company, its subsidiaries or its or their obligations under the Facilities or any other debt (or, in each case, any of their respective advisors), in each case, subject to the acknowledgement and acceptance by such prospective lenders or other investors, participants, assignees, counterparties or advisors, as applicable, that such information is being provided on a confidential basis (on substantially the terms as set forth in this paragraph or as is otherwise reasonably acceptable to you and the Arranger, including pursuant to the confidentiality terms set forth on the Confidential Information Memorandum or other Information Materials) in accordance with the Arranger’s or other applicable person’s standard syndication process or market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access such confidential information provided, that no such disclosure shall be made by such Commitment Party to any person that is at such time a Disqualified Lender, (f) to Moody’s, S&P and Fitch, on a confidential basis, and (g) to market data collectors, similar service providers to the lending industry and service providers to the Commitment Party and the Lenders in connection with the administration and management of the Facilities, provided that such information is limited to the existence of this Commitment Letter and information about the Facilities; provided, further, that for purposes of this clause (g), the disclosure of any such information to any market data collectors or service providers shall be made subject to the acknowledgment and acceptance by such market-data collectors or service providers that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Company and the Commitment Party, including, without limitation, as agreed in any Information Materials or other marketing materials). Our obligations under this paragraph shall be superseded by the confidentiality provisions of the Facilities Documentation or, if the Facilities Documentation is not executed and delivered, will terminate on the date that is two years after the date hereof.

11.            Certain Notifications. We hereby notify you that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”)) and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), we and the other Lenders may be required

13

to obtain, verify and record information that identifies you and your subsidiaries, which information may include your and their names and addresses and other information that will allow us and the other Lenders to identify you and your subsidiaries in accordance with the Patriot Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the Patriot Act and the Beneficial Ownership Regulation and is effective for us and the other Lenders.

12.            Acceptance and Termination; Survival. The Commitment Party’s commitment and agreements hereunder shall automatically terminate on the earliest to occur of (a) 11:59 p.m., New York City time, on the date that is five (5) business days after the Outside Date (as defined in, and as may be extended pursuant to Section 10.1(b)(ii) of, the Acquisition Agreement as in effect on the date hereof), (b) the date of the consummation of the Acquisition (such date, the “Acquisition Closing Date”), effective immediately following such consummation, with or without the use of any portion of the Term Facility or the Backstop Facility, (c) the valid termination of the Acquisition Agreement in accordance with the terms thereof (and you hereby agree to notify us promptly thereof) and (d) with respect to (i) the Term Facility, the execution and delivery of the Term Credit Agreement and (ii) with respect to the Backstop Facility, the execution and delivery of the Backstop Credit Agreement, respectively, by the Company and the other parties thereto and (the earliest date in clauses (a) through (d) being referred to as the “Commitment Termination Date”).

The provisions set forth in Sections 3, 4, 5, 7, 8, 9 and 10 hereof and this paragraph and the provisions of the Fee Letter will remain in full force and effect regardless of whether the Term Credit Agreement or the Backstop Credit Agreement is executed and delivered; provided that (a) the provisions set forth under Section 7 shall be superseded, solely to the extent covered thereby, by the terms of the Term Credit Agreement and the Backstop Credit Agreement upon the execution and delivery thereof by the parties thereto and (b) the third paragraph of Section 10 shall be superseded as described in such paragraph. The provisions set forth in Sections 5, 7, 8, 9 and 10 hereof and this paragraph and the provisions of the Fee Letter will remain in full force and effect notwithstanding the expiration or termination of this Commitment Letter or the Commitment Party’s commitment and agreements hereunder. Subject to the provisions of the preceding sentence, you may terminate the Commitment Party’s commitment hereunder in respect of the Facilities, in whole or in part, in each case upon written notice to the Commitment Party at any time.

Please indicate your acceptance of the terms of this Commitment Letter and the Fee Letter by signing and returning to Barclays executed counterparts of this Commitment Letter and the Fee Letter not later than 11:59 p.m., New York City time, on July 29, 2024 (the “Countersign Date”). Our offer hereunder, and our agreements to perform the services described herein, will expire automatically and without further action or notice and without further obligation to you at such time in the event that Barclays has not received such executed counterparts in accordance with the immediately preceding sentence. This Commitment Letter will become a binding commitment of the Commitment Party only after it has been duly executed and delivered by you in accordance with the first sentence of this paragraph.

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We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

BARCLAYS BANK PLC

by
/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

[Project Elk Term Facility Commitment Letter Signature Page]

Accepted and agreed as of the date first above written:

Elk Bidco Limited

by
/s/ A. Michael Muscolino
Name: A. Michael Muscolino
Title: Authorized Signatory

[Project Elk Term Facility Commitment Letter Signature Page]

EXHIBIT A

CONFIDENTIAL

Project Elk
Transaction Description

Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the Commitment Letter to which this Exhibit A is attached or the other Exhibits to the Commitment Letter.

Pursuant to the Agreement and Plan of Merger, dated as of the date hereof (together with the exhibits and schedules thereto, the disclosure schedules referred to therein, the ancillary agreements referred to therein and all related documents, collectively, the “Acquisition Agreement”), among the Company, a wholly owned subsidiary of the Company (“Merger Sub”), a Bermuda exempted company previously identified to us by you and codenamed as “Elk” (the “Target” and, together with its subsidiaries, the “Acquired Business”) and certain other parties thereto, the Company intends to acquire (the “Acquisition”), directly or indirectly, all the issued and outstanding ordinary shares of the Target pursuant to a series of transactions that will result in the merger of Merger Sub with and into the Target, with the Target as the ultimate surviving entity. Upon consummation of the Acquisition, the Company will directly own 100% of the ordinary shares of the Target.

To finance the Acquisition (including the repayment of certain indebtedness of the Acquired Business pursuant to the Acquisition Agreement) and the payment of related fees and expenses, it is intended that the Company will (1) borrow under a senior secured term loan facility having the terms set forth in Exhibit B to the Commitment Letter (the “Term Facility”) in an aggregate principal amount of up to US$950,000,000 (as such amount may be increased in accordance with the following clause (ii)) to be comprised of (i) a tranche in an aggregate principal amount of US$250,000,000 (such tranche, the “Tranche A Term Facility”) and (ii) a tranche in an aggregate principal amount of the sum of (x) US$700,000,000 plus, (y) at the Company’s election, additional amounts sufficient to fund any upfront fees or OID required to be funded due to the exercise of the market flex provisions in the Fee Letter) (such tranche, the “Tranche B Term Facility”) and (2) issue newly issued preferred shares with an (such shares the “Preferred Shares”) for an aggregate issue price of up to $175,000,000 (the “Preferred Share Issuance”).

Substantially concurrently with the consummation of the Acquisition, the Sponsor and certain other investors (including management or founders of the Target who are given the opportunity to roll their equity interests in the Target into the surviving entity or otherwise invest in connection with the Acquisition) (collectively, the “Investors”) will directly or indirectly subscribe for further shares (in the form of ordinary shares, Preferred Shares, Rollover Equity (as defined below) or other share classes in form and substance reasonably acceptable to the Arranger) in the capital of the Company (collectively, the “Equity Subscription”) in an aggregate amount equal to, when combined with the fair market value of the shares held by management and other existing shareholders of the Target rolled over into the surviving entity (the “Rollover Equity”) or invested in connection with the Transactions (which such rollover investment may be consummated immediately after the Acquisition), at least $3,675,000,000.

As soon as reasonably practicable following the date of the Commitment Letter, you intend to consult and coordinate with the Arranger and the Target to obtain amendments of, or waivers with respect to, the Existing Credit Agreement and the agreements listed on Schedule II to Exhibit C hereto (together with the corresponding reimbursement or other applicable agreements, collectively, the “Existing LC Facilities”) under which outstanding and undrawn letters of credit for the account of the Target and certain of its subsidiaries are issued (collectively, the “Existing Letters of Credit”), in each case, to (i) permit the Transactions to be consummated pursuant to the terms of the Acquisition Agreement and this Commitment

B-1

Letter and (ii) make certain other changes specified on Exhibit F hereto (collectively, the “Required Consents”).

To backstop (i) the Existing Letters of Credit, the Company will obtain a tranche comprised of a 364-day senior secured revolving credit facility (the “LC Backstop Tranche”) in aggregate principal amount of up to US$1,800,000,000 and (ii) the Existing Credit Agreement, the Company will obtain a tranche comprised of a 364-day senior secured revolving credit facility (the “Existing RCF Backstop Tranche” and, together with the LC Backstop Tranche, the “Backstop Facility” and, the Backstop Facility together with the Term Facility, the “Facilities”) in an aggregate principal amount of up to US$400,000,000, in each case, having the terms set forth in Exhibit C to the Commitment Letter and with such Backstop Facility to be used (x) to replace or cash collateralize the Existing Letters of Credit (as defined below) to the extent that the Required Consents with respect to any Existing Letters of Credit are not obtained on or prior to the Closing Date and (y) in the case of the Existing RCF Backstop Tranche only, for working capital and other general corporate purposes of the Company and its subsidiaries (including the repayment of any amounts outstanding under the Existing Credit Agreement) to the extent that the Required Consents with respect to the Existing Credit Agreement are not obtained on or prior to the Closing Date.

The transactions described above are collectively referred to herein as the “Transactions”.

A-2

EXHIBIT B

CONFIDENTIAL

Project Elk
US$950,000,000 Senior Secured Term Facility

Summary of Principal Terms and Conditions

B-1

EXHIBIT C

CONFIDENTIAL

Project Elk
US$2,200,000,000 364-Day Senior Secured Revolving Credit Facility

Summary of Principal Terms and Conditions

C-1

EXHIBIT D

CONFIDENTIAL

Project Elk
Summary of Conditions Precedent

Capitalized terms used but not defined herein have the meanings given to them in the Commitment Letter to which this Exhibit D is attached.

The borrowing under the Term Facility, and the availability of the Backstop Facility, on the Closing Date shall only be subject to the following conditions precedent:

1.              The Acquisition shall have been (or, substantially concurrently with the funding under the Term Facility, shall be) consummated pursuant to, and in all material respects in accordance with, the terms of the Acquisition Agreement. The Acquisition Agreement shall not have been amended, supplemented or modified in any respect, or any provision or condition therein waived, or any consent granted thereunder (directly or indirectly), by the Company or any of its subsidiaries, if such amendment, supplementation, modification, waiver or consent would be material and adverse to the interests of the Lenders or the Arranger (in either case, in their capacities as such) without the Arranger’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), it being understood and agreed that (a) any amendment, supplementation, modification, waiver or consent that results in a reduction, when taken together with all prior reductions, of less than 10% in the original consideration for the Acquisition will be deemed not to be (and any such reduction of 10% or more will be deemed to be) material and adverse to interests of the Lenders or the Arranger, provided, in the case of any such reduction of less than 10%, that the aggregate principal amount of the Term Facility (which shall be first allocated to the Tranche A Term Facility and thereafter to the Tranche B Term Facility) and the Equity Subscription shall have been reduced on a pro rata basis, (b) any amendment, supplementation, modification, waiver or consent that results in an increase, when taken together with all prior increases, of less than 10% in the original consideration (unless such increase is paid with an increase in the Equity Subscription) for the Acquisition will be deemed not to be (and any such increase of 10% or more will be deemed to be) material and adverse to interests of the Lenders and the Arranger (in their respective capacities as such) and (c) any amendment or modification to the definition of the term “Company Material Adverse Effect” in the Acquisition Agreement will be deemed to be materially adverse to the interests of the Lenders and the Arranger (in their respective capacities as such).

2.              The Arranger shall have received (a) audited consolidated balance sheets and related consolidated statements of comprehensive income, of changes in shareholders’ equity and of cash flows of the Target, prepared in accordance with U.S. GAAP, for the two most recent fiscal years that shall have ended prior to the Closing Date to the extent that such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) prior to the Closing Date, (b) unaudited condensed consolidated balance sheets and related condensed consolidated statements of comprehensive income, of changes in shareholders’ equity and of cash flows of the Target prepared in accordance with U.S. GAAP, for each fiscal quarter (other than the fourth fiscal quarter) ended after the date of the most recent balance sheet delivered pursuant to clause (a) above and prior to the Closing Date to the extent that such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) prior to the Closing Date and (c) a pro forma unaudited consolidated balance sheet of the Company giving effect to the Transactions. The Arranger hereby acknowledges that the Company’s or the Target’s public filing with the SEC of any required financial statements will satisfy the applicable requirements of the foregoing clauses (a) and (b) of this paragraph, provided that a subsequent Form 8-K, Item 4.02 has not been filed with respect to the financial statements included therein.

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3.              Subject in all respects to the Limited Conditionality Provision, the Arranger shall have received (a) customary legal opinions from each of Simpson Thacher & Bartlett LLP and Bermuda counsel to the Company, customary officers’ certificate (as to the satisfaction of the closing conditions set forth in Section 4(b) of this Exhibit D), customary secretary’s certificates, good standing (or equivalent) certificates, constitutional documents and reasonable evidence of authority (including incumbency and resolutions) with respect to the Company, (b) a customary notice of borrowing (which shall not contain any representations or warranties) and (c) a certificate in the form of Exhibit E to the Commitment Letter from the Company executed by its chief financial officer or other senior financial officer, certifying that the Company and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent (collectively, the “Closing Deliverables”), in each case, subject to the Limited Conditionality Provision.

4.              At the time of and upon giving effect to the borrowing and application of the loans under the Term Facility and the closing of the Backstop Facility on the Closing Date, (a) the Acquisition Agreement Representations (as defined below) shall be true and correct in all material respects (without duplication of any materiality qualifier set forth therein) and (b) the Specified Representations (as defined below) shall be true and correct in all material respects (without duplication of any materiality qualifier set forth therein).

5.              Since the date hereof until the First Effective Time, there shall not have occurred any Company Material Adverse Effect that is continuing. “First Effective Time” and “Company Material Adverse Effect” have the meanings assigned to such terms in the Acquisition Agreement (as in effect on the date hereof).

6.              Subject in all respects to the Limited Conditionality Provision, (i) with respect to the Term Facility, the Company shall have executed and delivered to the Administrative Agent the Term Credit Agreement that is substantially consistent with the terms set forth in the Commitment Letter and (ii) with respect to the Backstop Facility, the Company shall have executed and delivered to the Administrative Agent the Backstop Credit Agreement that is substantially consistent with the terms set forth in the Commitment Letter.

7.              Subject in all respects to the Limited Conditionality Provision, all documents and instruments necessary to establish that the Administrative Agent will have a perfected security interest in the Collateral with the priority set forth on Exhibits B and C shall have been executed (to the extent applicable) and delivered to the Administrative Agent and, if applicable, be in proper form for filing.

8.              The Company shall have paid all fees, expenses and other amounts payable by it under the Commitment Letter, the Fee Letter or the Facilities Documentation on, substantially simultaneously with or prior to the Closing Date (in the case of expenses and other amounts, to the extent invoiced at least three (3) business days prior to the Closing Date), which amounts may, at your option, be offset against the proceeds of the Term Facility.

9.              Substantially concurrently with the consummation of the Acquisition, the Equity Subscription shall have been made in the manner described in Exhibit A to the Commitment Letter.

10.            The Arranger shall have received, at least three (3) business days prior to the Closing Date, all documentation and other information requested by it in writing to the Company at least 10 business days prior to the Closing Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and the Beneficial Ownership Regulation.

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Notwithstanding anything in the Commitment Letter, the Fee Letter, the Facilities Documentation or any other agreement or undertaking relating to the Facilities to the contrary, (a) the only representations and warranties the accuracy of which shall be a condition to the funding of the Term Facility, and the availability of the Backstop Facility, on the Closing Date shall be (i) such of the representations and warranties made by the Target with respect to the Target and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Company (or any of its affiliates) has the right to terminate its (or its affiliate’s) obligations under the Acquisition Agreement (or the right to elect not to consummate the Acquisition without any liability) as a result of any inaccuracy of such representations and warranties in the Acquisition Agreement (the “Acquisition Agreement Representations”) and (ii) the Specified Representations and (b) the Facilities Documentation and the Closing Deliverables shall be in a form such that they do not impair the funding of the Term Facility, and the availability of the Backstop Facility, on the Closing Date if the conditions expressly set forth in this Exhibit D are satisfied (or waived by the Commitment Party) (provided that, to the extent any certificated securities (as defined in § 8-102 of the Uniform Commercial Code), if any, of the Target constituting Collateral are not received from the shareholders of the Target on or prior to the Closing Date after your use of commercially reasonable efforts to do so or without undue burden or expense, then the delivery of such certificated securities shall not constitute a condition precedent to the availability of the Facilities on the Closing Date but instead shall be required to be delivered after the Closing Date pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Company acting reasonably without any requirement for Lender consent (but, in any event, not later than 30 days after the Closing Date or such longer period, as may be agreed by the Administrative Agent in its reasonable discretion) (it being understood that nothing in the preceding clause (a) will be construed to limit the applicability of the individual conditions set forth herein). For purposes hereof, “Specified Representations” means the representations and warranties of the Company set forth in the Facilities Documentation relating to due organization and existence of the Company; requisite power and authority of the Company to enter into such Facilities Documentation; due authorization, execution and delivery by the Company of the Facilities Documentation and enforceability of the Facilities Documentation against the Company (in each case related to the borrowing under, guaranteeing under, granting of security interests in the Collateral to, and performance of, the Facilities Documentation); creation and perfection of the Administrative Agent’s security over the Collateral (subject to permitted liens and the foregoing provisions of this paragraph relating to Collateral); the incurrence of the loans and the granting of the security interests in the Collateral to secure the applicable Facility not conflicting with the Company’s constitutional documents; Investment Company Act; Federal Reserve margin regulations; solvency as of the Closing Date of the Company and its subsidiaries on a consolidated basis after giving effect to the Transactions (solvency to be defined in a manner consistent with Exhibit E to the Commitment Letter); and the use of proceeds on the Closing Date not violating any applicable anti-corruption laws, anti-money laundering laws and sanctions. This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provision”. Without limiting the conditions precedent provided herein, the Arranger will cooperate with you as reasonably requested in coordinating the timing and procedures for the availability of the Facilities on the Closing Date in a manner consistent with the Acquisition Agreement.

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